UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 5.02 of this report is incorporated by reference in this Item 1.02.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 15, 2010, Carl S. Rubin notified Office Depot, Inc. (the “Company”) that he will resign from his position as President of North American Retail Division and his employment will end April 23, 2010. Upon Mr. Rubin’s resignation, his Executive Employment Agreement with the Company which was amended and restated effective December 31, 2008 was terminated.

Kevin Peters, age 52, was appointed as the President of North American Retail Division effective April 21, 2010. Mr. Peters previously served as Executive Vice President, Supply Chain and Information Technology since March 2009 and joined the Company in 2007 as Executive Vice President, Supply Chain. Prior to joining the Company, Mr. Peters spent five years in management roles at W.W. Grainger, including Senior Vice President, Supply Chain and Merchandising. Prior to W.W. Grainger, Mr. Peters spent 11 years at The Home Depot, serving as Vice President and General Manager, Home Depot Commercial Direct and Vice President Supply Chain and Merchandising. Mr. Peters has no family or other relationships with any director or executive officer of the Company. There are no related party transactions between the Company and Mr. Peters reportable under Item 404(a) of Regulation S-K.

Mr. Peters will receive a base salary of $625,000 with a bonus target of 75% of base salary.

A press release issued by the Company in connection with the appointment of Mr. Peters is filed with this report as Exhibit 99.1.

ITEM 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

The Company’s annual meeting of stockholders was held on April 21, 2010. Of the 348,433,860 common shares outstanding on March 3, 2010, which includes the as converted number of common shares underlying the Company’s Series B Preferred shares, a total of 280,339,164 common shares were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect 14 nominees to serve as directors to hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified. Our stockholders voted to elect all 14 nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	AGAINST	ABSTAIN
Lee A. Ault III	231,079,522	12,204,004	144,120
Neil R. Austrian	240,175,573	3,110,805	141,268
Justin Bateman	240,008,347	3,260,974	158,325
David W. Bernauer	239,537,501	3,732,978	157,167
Thomas J. Colligan	241,845,540	1,424,016	158,090
Marsha J. Evans	231,142,648	12,152,062	132,936
David I. Fuente	239,914,678	3,371,769	141,199
Brenda J. Gaines	232,808,168	10,495,224	124,254
Myra M. Hart	241,477,670	1,825,200	124,776
W. Scott Hedrick	239,324,698	3,950,647	152,301
Kathleen Mason	238,825,933	4,475,423	126,290
Steve Odland	237,742,598	5,552,061	132,987
James S. Rubin	197,437,869	45,853,215	136,562
Raymond Svider	190,792,671	52,486,567	148,408

b.	To ratify the Audit Committee’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the current year. The Company’s stockholders voted to approve this proposal with 278,324,196 votes for and 1,860,527 votes against. There were 154,441 abstentions.

c.	To approve an amendment to the Company’s Amended Long-Term Equity Incentive Plan and implement a stock option exchange program for eligible employees. The Company’s stockholders voted to approve this proposal with 207,925,191 votes for and 35,291,948 votes against. There were 210,507 abstentions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release, dated April 21, 2010, issued by Office Depot, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT

Date: April 21, 2010

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated April 21, 2010, issued by Office Depot, Inc.